Exhibit 99.1

NuStar GP Holdings, LLC Reports Record Second Quarter 2009 Earnings

and Announces Quarterly Distribution

Earnings Beat Analysts’ Expectations and are the Second Highest of Any

Quarter in the Company’s History

SAN ANTONIO, August 3, 2009 – NuStar GP Holdings, LLC (NYSE: NSH) today announced record second quarter earnings of $21.4 million, or $0.50 per unit, compared to $5.8 million, or $0.14 per unit, for the second quarter of 2008. The second quarter 2009 results represent the second highest quarterly earnings of any quarter in the company’s history behind last year’s $0.82 per unit earned in the third quarter. Distributable cash flow available to unitholders for the second quarter of 2009 was $18.5 million, or $0.44 per unit, compared to $16.2 million, or $0.38 per unit, for the second quarter of 2008.

With respect to the quarterly distribution to unitholders for the second quarter of 2009, NuStar GP Holdings, LLC announced that its board of directors has declared a distribution of $0.43 per unit, which would equate to $1.72 per unit on an annual basis. This quarterly distribution represents an increase of $0.07 per unit, or 19.4 percent, over the $0.36 distribution for the second quarter of 2008. The second quarter 2009 distribution will be paid on August 18, 2009, to holders of record as of August 6, 2009.

“I am excited about our record second quarter earnings, which benefited from solid contributions from NuStar Energy L.P.’s asphalt and storage operations. NuStar Energy L.P.’s expectations for a record year in 2009 should also bode well for record earnings at NuStar GP Holdings, LLC as well as for a distribution increase. The incentive distribution rights associated with the general partner interest will continue to provide enhanced value for our unitholders as NuStar Energy L.P. continues to grow its business and increase its distribution,” said Curt Anastasio, Chief Executive Officer and President of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 3:00 p.m. ET (2:00 p.m. CT) today, August 3, 2009, to discuss the financial results for the second quarter of 2009. Investors interested in listening to the presentation may call 800/622-7620, passcode 19298146. International callers may access the presentation by dialing 706/645-0327, passcode 19298146. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 19298146. A live broadcast of the conference call will also be available on the company’s Web site at www.nustargp.com.

-More-

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, an 18.4 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest asphalt refiners and marketers in the U.S. and the second largest independent liquids terminal operator in the nation with operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargp.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P. and NuStar GP Holdings, LLC’s 2008 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.

NuStar GP Holdings, LLC

Consolidated Financial Information

(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$21,896	$6,704	$34,729	$22,458

General and administrative expenses	(720)	(824)	(1,477)	(1,566)
Other income (expense), net	21	(82)	(3)	(82)
Interest expense, net	(22)	(67)	(49)	(96)

Income before income tax benefit	21,175	5,731	33,200	20,714
Income tax benefit	200	49	183	69

Net income	$21,375	$5,780	$33,383	$20,783

Basic and diluted net income per unit	$0.50	$0.14	$0.78	$0.49

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$1,536	$167	$2,185	$1,181
General partner incentive distribution	6,929	5,718	13,858	10,906

General partner’s interest in earnings of NuStar Energy L.P.	8,465	5,885	16,043	12,087
Limited partner interest in earnings of NuStar Energy L.P.	14,152	1,540	20,128	11,813
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(1,442)	(1,442)

Equity in earnings of NuStar Energy L.P.	$21,896	$6,704	$34,729	$22,458

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,318	$1,211	$2,636	$2,422
Incentive distribution rights (Note 2):	6,929	5,718	13,858	11,436
Limited partner interest-common units	10,827	10,064	21,657	20,131

Total cash distributions from NuStar Energy L.P.	19,074	16,993	38,151	33,989
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(720)	(824)	(1,477)	(1,566)
Income tax benefit	200	49	183	69
Interest expense, net	(22)	(67)	(49)	(96)

Distributable cash flow	$18,532	$16,151	$36,808	$32,396

Common units outstanding at record date	42,503,784	42,500,990	42,503,784	42,500,990

Distributable cash flow per unit	$0.44	$0.38	$0.87	$0.76

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC:
Distribution per unit	$0.43	$0.36	$0.86	$0.72

Total distribution	$18,277	$15,300	$36,554	$30,600

NuStar GP Holdings, LLC

Consolidated Financial Information

(Unaudited, Thousands of Dollars)

Notes:

1.

NuStar GP Holdings, LLC utilizes distributable cash flow as a financial measure, which is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare general partner performance. In addition, management believes that this measure provides investors an enhanced perspective of the ability to make a minimum quarterly distribution. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to net income. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to distributable cash flow and net cash provided by operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income	$21,375	$5,780	$33,383	$20,783
Less equity in earnings of NuStar Energy L.P.	(21,896)	(6,704)	(34,729)	(22,458)
Plus cash distributions from NuStar Energy L.P.	19,074	16,993	38,151	33,989
Other (income) expense, net	(21)	82	3	82

Distributable cash flow	18,532	16,151	36,808	32,396
Less cash distributions from NuStar Energy L.P.	(19,074)	(16,993)	(38,151)	(33,989)
Plus distributions of equity in earnings of NuStar Energy L.P.	21,896	6,704	34,729	22,458
Net effect of changes in operating accounts	6,361	339	8,440	(510)

Net cash provided by operating activities	$27,715	$6,201	$41,826	$20,355

2.

For the first quarter of 2008, NuStar Energy’s net income allocation to general and limited partners reflected total cash distributions based on the partnership interests outstanding as of March 31, 2008. NuStar Energy issued approximately 5.1 million common units in April 2008. Actual distribution payments are made within 45 days after the end of each quarter as of a record date that is set after the end of each quarter. As such, our portion of the actual distributions made with respect to the six months ended June 30, 2008, including the IDR, exceeded the net income allocation to us.